UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________________

FORM 8-K
 _______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  August 24, 2018

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

299 SW Clay St., Suite 350 Portland, OR (Address of Principal Executive Offices)	97201 (Zip Code)

Registrant’s Telephone Number Including Area Code: (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 24, 2018, Schnitzer Steel Industries, Inc. (the “Company”) and certain of its subsidiaries entered into the First Amendment (the “First Amendment”) to its Third Amended and Restated Credit Agreement, dated as of April 6, 2016, by and among the Company, as the US Borrower, Schnitzer Steel Canada Ltd., as a Canadian borrower, Bank of America, N.A., as administrative agent and the other lenders party thereto (“Existing Credit Agreement”). The Existing Credit Agreement, as amended pursuant to the First Amendment, is referred to herein as the “Amended Credit Agreement”.

Among other things, the First Amendment provides for an increase in the aggregate commitments for US dollar loans from $335 million to $700 million and extends the maturity date of the borrowings under the Amended Credit Agreement to August 2023. The aggregate commitments for Canadian dollar loans under the Amended Credit Agreement remains at C$15 million. The Company had $145 million in borrowings outstanding under the Existing Credit Agreement as of August 23, 2018.

Interest on outstanding indebtedness under the Amended Credit Agreement is based, at the Company’s option, on either (i) LIBOR (or the Canadian equivalent for C$ loans) plus a spread of between 1.25% and 2.75%, with the amount of the spread based on a pricing grid tied to the Company’s consolidated funded debt to EBITDA ratio, or (ii) the greater of the prime rate, the federal funds rate plus 0.50% or the daily rate equal to one-month LIBOR plus 1.75%, in each case, plus a spread of between 0.00% and 1.50% based on a pricing grid tied to the Company’s consolidated funded debt to EBITDA ratio. In addition, commitment fees are payable on the unused portion of the credit facilities at rates between 0.15% and 0.45% based on a pricing grid tied to the Company’s consolidated funded debt to EBITDA ratio.

The Amended Credit Agreement contains substantially the same affirmative and negative covenants as those of the Existing Credit Facility, except that the restrictions on liens related to the incurrence of indebtedness, restrictions on investments, restrictions on the incurrence of indebtedness related to capital leases and other secured and unsecured indebtedness and restrictions on restricted payments were amended to increase applicable limits. In addition, the financial covenant related to the Company’s consolidated asset coverage ratio was removed.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended Credit Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

10.1
First Amendment, dated as of August 24, 2018, to Third Amended and Restated Credit Agreement dated as of April 6, 2016 among Schnitzer Steel Industries, Inc., as the US Borrower, and Schnitzer Steel Canada Ltd., as a Canadian Borrower, Bank of America, N.A., as Administrative Agent, and the other Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: August 27, 2018	By:	/s/ Richard D. Peach
Senior Vice President, Chief Financial
Officer and Chief of Corporate Operations